SEPTEMBER 2006

                            NEW FRONTIER MEDIA, INC.
                            CORPORATE TRADING POLICY

1.   PREAMBLE

         This document (the "Policy") contains the policy of New Frontier Media, Inc., a Colorado corporation, and its subsidiaries ("New Frontier" or "we"), concerning the Trading of New Frontier Securities, as defined below. This policy is intended to preserve the reputation and integrity of New Frontier as well as that of all persons affiliated with it.

         This Policy applies to all directors, employees and agents of New Frontier (New Frontier's agents include its independent contractors, consultants, accountants and attorneys) located in and outside the United States alike. When we refer to "you" or to "directors, employees, or agents" in this Policy, in addition to you, we also mean members of your immediate family or other person with whom you share a household, persons that are your economic dependents, and any person over whom, or entity over which, you have control. We will regard trades made at your direction or at the direction of those named in the preceding sentence as trades made by you.

         The directors, employees and agents of New Frontier must act in a manner that does not misuse material financial or other information that has not been publicly disclosed. A failure by any Board member or employee to abide by this Policy will result in sanctions, which may include dismissal for cause.

         Insider trading in New Frontier's Securities, and disclosure, or "tipping", of Material Non-Public Information, as defined below, regarding New Frontier to outsiders violates laws that impose strict penalties upon both companies and individuals, including both financial sanctions and prison. This Policy is intended to assure compliance with these laws, and has been adopted by New Frontier's board of directors. The ultimate responsibility for complying with this Policy and applicable laws and regulations, however, rests with you. You should use your best judgment and consult with your legal and financial advisors, as needed.

         The penalties for trading on Material Non-Public Information under the Securities Exchange Act of 1934, as amended, include: (i) imprisonment for up to 20 years; (ii) criminal fines of up to $5 million; (iii) civil penalties of up to three times the profits gained or losses avoided; (iv) prejudgment interest; and (v) private party damages.

         Any sanctions, expenses or losses imposed upon a director, employee or agent of New Frontier for violation of insider trading laws will be the sole responsibility of the individual. New Frontier will not advance expenses or indemnify the individual for these costs. Furthermore, such costs, as well as attorney's fees incurred in the defense of claims for such costs, are excluded from coverage under New Frontier's directors and officers liability insurance policy.
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         This Policy applies to any and all transactions in New Frontier
         Securities, as defined below, including purchases and sales in any New Frontier investment or savings plan, except that this Policy does not apply to the exercise of New Frontier stock options when the total exercise price is paid for in cash.

         You are permitted to make cashless exercises of New Frontier stock options subject to this Policy.

         You are permitted to enter into Rule 10b5-1 plans for Trading in New Frontier Securities, as defined herein. Rule 10b5-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, provides an affirmative defense from insider trading liability. To be eligible for this affirmative defense, the Rule 10b5-1 plan must be approved by New Frontier's Chief Financial Officer and New Frontier's outside securities counsel, and the plan must meet all of the requirements of Rule 10b5-1.

         A Rule 10b5-1 plan may only be entered into at a time when you do not know of any Material Non-Public Information. Additionally, the Rule 10b5-1 plan must either specify the amount, price and date of the trades in advance, or must delegate discretion on these matters to an independent third party. Once entered into, you may not exercise any influence over the amount of New Frontier Securities to be traded, the price at which they are to be traded or the date of the trade.

         This Policy supersedes any previous policy of New Frontier concerning insider trading. In the event of any conflict or inconsistency between this Policy and any other materials previously distributed by the Company concerning insider trading, this Policy shall govern.

         New Frontier reserves the right to amend and interpret this Policy from time to time.

         Directors and employees should keep certain information concerning the operation of this Policy in strict confidence, since knowledge of certain decisions made pursuant to this Policy could itself constitute Material Non-Public Information.

2.   DEFINITIONS

         "New Frontier Insiders" include all New Frontier employees who, by virtue of their position or responsibilities, may have access to Material Non-Public Information, as defined herein. For purposes of this Policy, New Frontier Insiders include, but are not limited to: (i) all of New Frontier's Executive Officers as determined from time to time by New Frontier's Chief Financial Officer (i.e., designated Executive Officers as well as those persons in charge of a principal business unit, division or function, or who performs a similar policy making function); and (ii) all other New Frontier employees that are directly involved in the preparation of New Frontier's consolidated financial statements or that have access to information from those financial statements while they are being prepared.

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         "New Frontier Securities" include New Frontier common stock, preferred stock and options on New Frontier stock, including puts and calls, as well as New Frontier debt securities such as bonds and promissory notes, if any.

         "Full Trading Day" - A Full Trading Day has elapsed when the market for trading in the security has opened and closed after the public disclosure.

         "Material Non-Public Information" is any non-public information that a reasonable investor would consider important in a decision to buy, sell or hold securities. Information is non-public if it has not yet become publicly available. For purposes of this Policy, information is not considered publicly available until three Full Trading Days have elapsed after such information has either been filed by New Frontier with the United States Securities and Exchange Commission, or included in a New Frontier press release that has been broadly disseminated to the investing public.

         Any information that could reasonably be expected to affect the price of securities is likely to be considered material. Examples of material information include financial results, proposed mergers and acquisitions, a sale of major assets, changes in dividends, an extraordinary item for accounting purposes, and important business developments or major litigation. The information may be positive or negative.

         "Same-Day-Sale" means the purchase and sale, or sale and purchase of the same security on the same day.

         "Section 16 Officers" are those employees of New Frontier who have received notification from New Frontier's Chief Financial Officer that he or she is obligated to file security ownership reports with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.

         "Trade" or "Trading" includes buying or selling, as well as writing options, including puts and calls. Trading does not include making a bona fide gift.

3.   PROHIBITIONS FOR ALL DIRECTORS, EMPLOYEES AND AGENTS OF NEW FRONTIER

         All directors, employees and agents of New Frontier must not:



         Purchase or sell New Frontier Securities while they possess Material Non-Public Information.

         Disclose Material Non-Public information regarding New Frontier to another New Frontier employee (except on a need-to-know basis), family members or any other third party. This is intended to assure that no director, employee or agent of New Frontier becomes a "tipper", liable for the trading activities of his or her "tippee".

         Purchase or sell securities of any other company while they possess material, non-public information about the other company learned while performing their job at New Frontier.

         Trade New Frontier Securities without first obtaining prior clearance from New Frontier's Chief Financial Officer and New Frontier's outside securities counsel, provided, however, New Frontier employees that are not directors, Section 16 Officers or New Frontier Insiders may make Same-Day-Sales in connection with New Frontier stock options without obtaining such prior clearance so long as they do not possess Material Non-Public Information at the time that they enter into the Same-Day-Sale. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under the federal or state securities laws and regulations. Any advice will relate solely to the restraints imposed by law and will not constitute advice regarding the investment aspects of any transaction. Clearance of a transaction is valid only for a 48-hour period. If the transaction order is not placed within that 48-hour period, clearance of the transaction must be re-requested. If clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance.

         Enter into a short sale of New Frontier Securities (meaning a sale of securities which are not then owned), including a sale against the box (meaning a sale with delayed delivery).

         Participate in any Internet chat room discussions about New Frontier.


4. ADDITIONAL PROHIBITIONS FOR NEW FRONTIER DIRECTORS, INSIDERS AND SECTION 16 OFFICERS

         To avoid even the appearance of impropriety, New Frontier Directors, Insiders and Section 16 Officers are subject to additional prohibitions. Specifically, such persons:

         Are subject to all the restrictions set forth in Section III above.

         May not Trade in New Frontier Securities during the following BLACK-OUT
         PERIODS: The two week period before the end of each of New Frontier's four fiscal quarters and ending when three Full Trading Days have elapsed after the public release of earnings by New Frontier for each of New Frontier's four fiscal quarters.

         May not pledge New Frontier Securities as security for a margin loan in a brokerage account.

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         May not place standing orders with brokers for automatic execution of transactions in New Frontier Securities except for intraday standing orders, unless such orders are established pursuant to a qualified Rule 10b5-1 plan that has been approved by New Frontier's Chief Financial Officer and New Frontier's outside securities counsel.


5.   ADDITIONAL PROHIBITIONS FOR DIRECTORS AND SECTION 16 OFFICERS OF NEW
     FRONTIER

         New Frontier Directors and Section 16 Officers are subject to even further prohibitions. Specifically, all directors and Section 16 Officers of New Frontier:

         Are subject to all the restrictions set forth in Sections III and IV above.

         May not buy and sell, or sell and buy, any New Frontier equity security within a period of less than six months except that all transactions involving New Frontier's employee benefit plans including transactions involving stock options, restricted stock awards and stock appreciation rights are exempt as long as all the requirements of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, are satisfied, including the requirement that the employee benefit plan be in writing and approved by the affirmative votes of a majority of New Frontier's common stock represented at a meeting of New Frontier's shareholders. The short-swing profits realized from any such prohibited transaction must be disgorged to New Frontier pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         May not Trade New Frontier Securities without complying with Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended.

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                            CORPORATE TRADING POLICY

                         Policy Receipt Acknowledgement

         I hereby acknowledge receipt of the Corporate Trading Policy for New Frontier Media, Inc. I have read the policy in its entirety and understand the guidelines for trading of New Frontier Media Inc.'s securities as set forth in the policy.


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